                                                Filed Pursuant to Rule 424(b)(3)

                                                      REGISTRATION NO. 333-31795



          PROSPECTUS SUPPLEMENT NO. 2 DATED OCTOBER 26, 1999 TO THE
                PROSPECTUS DATED JULY 22, 1997, AS AMENDED BY
              PROSPECTUS SUPPLEMENT NO. 1 DATED MAY 20, 1999, OF
                               IMMUNOGEN, INC.


      This Prospectus Supplement No. 2 amends the information in the table under the caption "Selling Stockholders" in the Prospectus dated July 22, 1997, as amended by Prospectus Supplement No. 1 dated May 20, 1999, by deleting the information as to Southbrook International Investments Ltd. as a Selling Stockholder with respect to 1,690,360 shares of ImmunoGen, Inc. Common Stock, $.01 par value per share, and substituting therefor the following information:

                          Shares Owned        Number of        Shares Owned
                            Prior to        Shares Being      After Offering
 Selling Stockholder        Offering          Offered        Number   Percent
 -------------------      ------------      ------------     ------   -------
Strong River
 Investments, Inc.          1,591,039         1,591,039        0         0
Trippoak Advisors, Inc.        99,321            99,321        0         0

-----------------------------------------

This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus dated July 22, 1997, as amended by Prospectus Supplement No. 1 to the Prospectus dated May 20, 1999.

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